Exhibit 10.1

WAIVER AND AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Waiver and Amendment No. 1 and Waiver to that certain Securities Purchase Agreement (the “Agreement”), dated as of December 22, 2022, by and between Bio-key International, Inc., a Delaware corporation, with headquarters located at 3349 Highway 138, Building A, Suite E, Wall, NJ 07719 (the “Company”), and AJB Capital Investments, LLC, a Delaware limited liability company, with its address at 4700 Sheridan Street, Suite J, Hollywood, FL 33021 (the “Buyer”), is made and entered into this 22nd day of June, 2023 (this “Amendment”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Buyer and the Company Seller desire to amend the Agreement and waive certain events of default as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Section 4(o)(ii) of the Agreement is hereby deleted and amended to provide in its entirety as follows:

“Repurchase. In the event that the Maturity Date has been extended until December 22, 2023 and (A) the Company makes a principal payment to the Buyer on account of the Note on or before July 22, 2023, the Company shall have the right to repurchase that number of Commitment Fee Shares (as adjusted for stock splits, stock dividends or similar events) equal to the product of (I) the “Payment Percentage” (as defined below) and (II) 272,000 (as adjusted for stock splits, stock dividends or similar events) or (B) the Company makes a principal payment to the Buyer after July 22, 2023 and on or before August 21, 2023, the Company shall have the right to repurchase that number of Commitment Fee Shares equal to the product of (I) the Payment Percentage and (II) 214,000 (as adjusted for stock splits, stock dividends or similar events) in each case for an amount payable by the Company to the Buyer in cash of an aggregate of one ordinary U.S. dollar ($1.00). “Payment Percentage” shall mean a fraction expressed as a percentage where the numerator is the amount of principal paid by the Company to the Buyer on account of the Note and the denominator is $2,200,000. The number of Commitment Fee Shares, if any, determined in accordance with Section 4(o)(ii)(A) and Section 4(o)(ii)(B) are referred to as the “Restricted Commitment Fee Shares”. Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Restricted Commitment Fee Shares shall be immediately repurchased without any further action on the part of the Company or the Buyer. Notwithstanding anything to the contrary set forth herein or in any of the other Transaction Documents, prior to the Maturity Date (without extension), Buyer shall not be permitted to transfer the Restricted Commitment Fee Shares.”

2.          Waiver. Buyer hereby waives each and every Event of Default (as defined in the Note) under the Note, the Agreement, the Security Agreement dated December 22, 2022 between the Company and Buyer, and the Common Stock Purchase Warrant of the Company dated December 22, 2022 issued to Buyer arising solely out of (a) the Company’s failure to timely file its Form 10-Q for the quarter ended March 31, 2023, (b) the Company’s failure to timely file a registration statement covering the public resale of the Commitment Fee Shares and the Warrant Shares or (c) the Company’s failure to cause such registration to be declared effective by the SEC. The waiver set forth in subsection (c) shall expire on July 30, 2023.

3.           Miscellaneous.

(a)         This Amendment is binding upon the Company and Buyer and their respective successors and permitted assigns.

(b)         This Amendment shall be governed, construed and interpreted, in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c)          This Amendment may be executed in counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

(d)         Except as expressly provided herein, the Agreement shall remain in full force and effect. If there is any conflict between the terms of the Agreement and the Amendment, the terms of this Amendment shall control. The modifications set forth in this Amendment are limited to the matters expressly set forth herein and should not be construed as an indication that the Buyer has agreed to any other modifications to, consents of, or waivers of any other terms or provisions of the Agreement or any Transaction Document or of the terms of any other agreement, instrument or security or any modifications to, consents of, or waivers of any default that may exist or occur thereunder.

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Amendment to be duly executed as of the date first above written.

BIO-KEY INTERNATIONAL, INC.

By:___________________________

Name:  Michael W. DePasquale

Title:    Chairman and CEO

AJB CAPITAL INVESTMENTS, LLC

By:___________________________

Name:  Ari Blaine

Title:    Partner